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                                                                   EXHIBIT 10(M)

                         SOUTHTRUST CORPORATION RESTATED
                        DIRECTORS' RETIREMENT INCOME PLAN

         The SouthTrust Corporation Directors Retirement Income Policy heretofore established by SouthTrust Corporation is hereby amended and restated in its entirety as hereinafter provided, effective as of ______________, 1993; provided, however, that the terms and provisions of said policy, as in effect immediately prior to October 1, 1993, shall continue to apply to any former member of the Board of Directors of SouthTrust Corporation who retired from service on such Board prior to October 1, 1993.

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                         SOUTHTRUST CORPORATION RESTATED
                        DIRECTORS' RETIREMENT INCOME PLAN

                                    ARTICLE I

                                   DEFINITIONS

         The following terms shall have the following meanings when used herein:

         (1)      Board shall mean the Board of Directors of the Company.

         (2) Company shall mean SouthTrust Corporation, a Delaware corporation.

         (3)      Director shall mean a member of the Board.

         (4) Final Average Quarterly Fees shall mean the average amount determined by dividing the total retainer and attendance fees paid to a Director during the twelve (12) calendar quarters immediately preceding the Director's retirement by twelve (12). For this purpose, retainer and attendance fees shall include the base amounts payable to the Director for his services as a Director but shall not include any amounts added to such sum due to participation in other plans sponsored by the Company for the benefit of Directors, including, but not limited to, the SouthTrust Corporation Directors' Stock Purchase Plan and the SouthTrust Corporation Deferred Compensation Plan.

         (5) Plan shall mean the SouthTrust Corporation Restated Directors' Retirement Income Plan, as set forth herein and as the same may be from time to time amended.

                                   ARTICLE II

                              ELIGIBILITY; BENEFITS

         The terms for eligibility and receipt of benefits under the Plan are as follows:

         (1) Eligibility. Any Director who retires from service as a Director after attaining the age of sixty-two (62) or within two weeks of attaining the age of sixty-two (62) and

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who has completed five full years of service as a Director shall be eligible for benefits under the terms of this Plan.

         (2) Amount of Benefit. Subject to the minimum and maximum hereinafter provided, the quarterly benefit payable under the terms of this Plan to a retired Director shall be an amount equal to 3% of the Director's Final Average Quarterly Fees, multiplied by the number of years of service as a Director completed by the Director prior to his retirement. The minimum quarterly benefit payable under the terms of this Plan to a retired Director shall be 35% of his or her Final Average Quarterly Fees, and the maximum quarterly benefit payable under the terms of this Plan to a retired Director shall be 60% of his or her Final Average Quarterly Fees.

         (3) Years of Service. For purposes of paragraphs (1) and (2) above, any period of service as a Director served while the Director was an employee of the Company shall be disregarded in determining the Director's years of service.

         (4) Payment of Benefit. Payment of the quarterly benefit provided hereunder shall commence on the first day of the calendar quarter next following the retirement of the Director and shall continue to be made on the first day of each calendar quarter thereafter through the first day of the calendar quarter in which the Director dies. No survivors' benefit shall be payable under the Plan.

                                   ARTICLE III

                            AMENDMENT AND TERMINATION

         While the Company expects this Plan to be maintained indefinitely, the Company reserves the right to modify or terminate the Plan at any time, provided, however, that no such modification or termination shall reduce the benefit of a former Director who has retired under the Plan at the time such amendment or termination went into effect.